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                               Exhibit 23 (a)

Coopers & Lybrand L.L.P.
1100 Campanile Building
1155 Peachtree Street
Atlanta, GA   30309-3630



                    Consent of Independent Accountants
                    ----------------------------------


We consent to the incorporation by reference in the registration statements of First Liberty Financial Corp. and Subsidiaries on Forms S-8 (File Nos. 33-24733 and 333-00385) of our report, which includes an explanatory paragraph concerning a change in the method of accounting for impaired loans and mortgage servicing rights in 1996, dated November 5, 1996, except as to the information presented in the first paragraph of Note 3, for which the date is November 15, 1996, on our audits of the consolidated financial statements of First Liberty Financial Corp. and Subsidiaries as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



                                      /s/ Coopers & Lybrand L.L.P.


Atlanta, Georgia
December 17, 1996






















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